Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.2 to Form S-1 of Doers Education ASEAN Limited of our report dated May 2, 2016 relating to the financial statements as of April 20, 2016 and for the period from April 4, 2016 (date of inception) to April 20, 2016 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

KCCW Accountancy Corp.

Alhambra, California

March 02, 2017